UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 15, 2011

MHI HOSPITALITY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Maryland	333-118873	20-1531029
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 W. Francis Street

Williamsburg, Virginia 23185

(757) 229-5648

(Address, including Zip Code and Telephone Number, including

Area Code, of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 15, 2011, Louisville Hotel Associates, LLC and other affiliates of MHI Hospitality Corporation (“MHI” or the “Company”), entered into a Loan Agreement and other loan documents to secure a new $12.2 million non-recourse mortgage (the “Mortgage Loan”) on the Sheraton Louisville Riverside hotel property with Goldman Sachs Commercial Mortgage Capital, L.P.

Pursuant to the loan documents:

•	the term of the Mortgage Loan is five (5) years; and

•	the interest rate applicable to the Mortgage Loan will be fixed at 6.2415% per annum.

MHI used proceeds of the Mortgage Loan to pay down a related portion of Company indebtedness under its credit facility.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this report is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On December 19, 2011, MHI issued a press release announcing the new debt financing of the Sheraton Louisville Riverside hotel. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release of MHI Hospitality Corporation dated December 19, 2011, announcing the new debt financing of the Sheraton Louisville Riverside hotel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2011

MHI HOSPITALITY CORPORATION

By:	/s/ Andrew M. Sims
Andrew M. Sims Chief Executive Officer

Exhibit List

99.1	Press Release of MHI Hospitality Corporation dated December 19, 2011, announcing the new debt financing of the Sheraton Louisville Riverside hotel.